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              The final executed version of the Fee Reduction Commitment dated
April 28, 2006 on behalf of each GSVIT Fund

                            FEE REDUCTION COMMITMENT


This FEE REDUCTION COMMITMENT is made as of April 28, 2006 by GOLDMAN SACHS ASSET MANAGEMENT, L.P. ("GSAM") and GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL ("GSAMI" and, together with GSAM, the "Advisers").

                  WHEREAS, Goldman Sachs Trust Variable Insurance Trust (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

                  WHEREAS, GSAM serves as the investment adviser to the Growth and Income, Structured U.S. Equity, Capital Growth, Structured Small Cap Equity and Mid Cap Value Funds of the Trust and GSAMI serves as the investment adviser to the International Equity Fund of the Trust (each a "Fund"), pursuant to a Management Agreement as amended to date, and a related Assumption Agreement by and between Goldman, Sachs & Co. and GSAM (together, the "Management Agreement");

                  WHEREAS, the Advisers desire to reduce permanently their contractual fee rates under the Management Agreement for the Funds; and

                  WHEREAS, the Advisers represent that the quality and quantity of their services under the Management Agreement will not be affected by this commitment and that their obligations under the Management Agreement will remain unchanged in all respects.

                  NOW, THEREFORE, for good and valuable consideration receipt of which is hereby acknowledged, the Advisers, intending to be legally bound, agree as follows:

1. Effective the date hereof, the Advisers reduce permanently their contractual fee rates under the Management Agreement for the Funds as follows:

                  For all services to be rendered and payments made pursuant to the Management Agreement, the Trust on behalf of the respective Funds will pay to GSAM or GSAMI, as applicable, each month a fee at an annual rate equal to the percentages of the average daily net assets of each Fund considered separately as set forth on Annex A hereto. The "average daily net assets" of each Fund shall be determined on the basis set forth in the Fund's prospectus(es) or otherwise consistent with the 1940 Act and regulations promulgated thereunder.

2. Any future amendment to increase or otherwise reinstate the contractual fee rates under the Management Agreement for the Funds as in effect prior to the date hereof must be approved by the shareholders of the affected Fund(s) as and to the extent required by the 1940 Act.

3. This Fee Reduction Commitment shall be attached to and made a part of the Management Agreement.

4. The Management Agreement shall continue in full force and effect as modified hereby.


                  IN WITNESS WHEREOF, GSAM and GSAMI have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                           GOLDMAN SACHS ASSET MANAGEMENT, L.P.

                                         By:        /s/ Peter Bonanno__________
                                                              -----------------
                                                            (Authorized Officer)

                                             Name:      ________________________
                                                                Peter Bonanno
                                             Title      ________________________
                                                                 Vice President

                                                             GOLDMAN SACHS ASSET
                                                        MANAGEMENT INTERNATIONAL

                                           By:        __/s/Ted Sotir__________
                                                                   -----------
                                                          (Authorized Officer)

                                           Name:      ______ Ted Sotir _______
                                                                    ----------

                                              Title      ___Managing Director__
                                                              -----------------

Accepted and Agreed as of the Date
First Set Forth Above:

GOLDMAN SACHS VARIABLE INSURANCE TRUST

By:        /s/ Peter Bonanno

Name:      _____________________
           Peter Bonanno
Title:     _____________________
            Secretary

                                                        ANNEX A

                                        GOLDMAN SACHS VARIABLE INSURANCE TRUST

                                               FEE REDUCTION COMMITMENT



--------------------------------------------- ------------ ------- -------------
Fund Name                                      $0 -        Over    Over $2 bil
                                               $1 billion  $1 bil  up to $2 bil
--------------------------------------------- ------------ ------- -------------
--------------------------------------------- ------------ ------- -------------
Goldman Sachs Growth and Income Fund           0.75%       0.68%   0.65%
--------------------------------------------- ------------ ------- -------------
--------------------------------------------- ------------ ------- -------------
Goldman Sachs Structured U.S. Equity Fund      0.65        0.59    0.56
--------------------------------------------- ------------ ------- -------------
--------------------------------------------- ------------ ------- -------------
Goldman Sachs International Equity Fund        1.00        0.90    0.86
--------------------------------------------- ------------ ------- -------------
--------------------------------------------- ------------ ------- -------------
Goldman Sachs Capital Growth Fund              0.75        0.68    0.65
--------------------------------------------- ------------ ------- -------------



----------------------------------------------- ---------------- --------------
Fund Name                                       $0 - $2 billion  Over $2 billion
----------------------------------------------- ---------------- --------------
----------------------------------------------- ---------------- --------------
Goldman Sachs Structured Small Cap Equity Fund  0.75%            0.68%
----------------------------------------------- ---------------- --------------
----------------------------------------------- ---------------- --------------
Goldman Sachs Mid Cap Value Fund                0.80             0.72
----------------------------------------------- ---------------- --------------



GOLDMAN SACHS VARIABLE INSURANCE TRUST


                                  addressStreet71 South Wacker Drive, Suite 500
                                placeCityChicago, StateIllinois PostalCode60606



Goldman Sachs Asset Management, L.P.
32 Old Slip
placeCityNew York, StateNew York PostalCode10005

The final executed  version of the Management  Agreement  between  Goldman Sachs
 Variable  Insurance Trust
and Goldman Sachs Asset Management LP. with respect to the Equity Index Fund
                              MANAGEMENT AGREEMENT

                          Dated August 5, 2005 for the
                     GOLDMAN SACHS VARIABLE INSURANCE TRUST
                                EQUITY INDEX FUND


Dear Sirs:

Goldman Sachs Variable Insurance Trust (the "Registrant") is organized as a business trust under the laws of the State of placeStateDelaware to engage in the business of an investment company. The shares of the Registrant ("Shares") may be divided into multiple series ("Series"), including the Series listed on Annex A (including any Series added to Annex A in the future, each a "Fund"). Each Series will represent the interests in a separate portfolio of securities and other assets. Each Series may be terminated, and additional Series established, from time to time by action of the Trustees. The Registrant, on behalf of the respective Funds, has selected you to act as an investment adviser and administrator of the Funds designated on Annex A and to provide, either directly or through third parties, certain services with respect to those Funds, as more fully set forth below, and you are willing to act as such investment adviser and administrator and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Registrant agrees with you as follows:

1. Name of Registrant. The Registrant may use any name including or derived from the name "Goldman Sachs" in connection with a Fund only for so long as this Agreement or any extension, renewal or amendment hereof remains in effect, including any similar agreement with any organization which shall have succeeded to your business as investment adviser or administrator. Upon the termination of this Agreement, the Registrant (to the extent that it lawfully can) will cause the Funds to cease to use such a name or any other name indicating that it is advised by or otherwise connected with you or any organization which shall have so succeeded to your business.

2. Affiliated Advisers and Sub-Advisers. At your discretion, you may provide advisory and administration services through your own employees or the employees of one or more affiliated companies that are qualified to act as investment adviser, or administrator to the Registrant under applicable law and are under the common control of Goldman, Sachs & Co. provided that (a) all persons, when providing services hereunder, are functioning as part of an organized group of persons; and (b) such organized group of persons is managed at all times by your authorized officers. You may also engage one or more investment advisers which are either registered as such or specifically exempt from registration under the Investment Advisers Act of 1940, as amended, to act as sub-advisers to provide with respect to any Fund services that are set forth in paragraphs 3 and 6 hereof, all as shall be set forth in a written contract, which contract shall be subject to approval by the vote of a majority of the Trustees who are not interested persons of you, the sub-adviser, or of the Registrant, cast in person at a meeting called for the purpose of voting on such approval and otherwise approved in a manner that is consistent with the terms of the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder. In the event that one or more sub-advisers are so engaged, you will supervise and oversee the activities of each sub-adviser under its sub-advisory contract on behalf of a Fund.

3. Management Services.

         (a) You will, either directly, through one or more sub-advisers, or both: (i) regularly provide each Fund with investment research, advice and supervision; (ii) furnish continuously an investment program for each Fund consistent with the investment objectives and policies of the Fund; and (iii) determine from time to time what securities shall be purchased for a Fund, what securities shall be held or sold by a Fund, and what portion of a Fund's assets shall be held uninvested as cash, subject always to the provisions of the Registrant's Declaration of Trust and By-Laws and of the 1940 Act, and to the investment objectives, policies and restrictions of the Fund, as each of the same shall be from time to time in effect, and subject, further, to such policies and instructions as the Trustees of the Registrant may from time to time establish.

         (b) Subject to the general supervision of the Trustees of the Registrant, you will, either directly, through one or more sub-advisers, or both, provide certain administrative services to each Fund including the following. You will, to the extent such services are not required to be performed by others pursuant to the custodian agreement (or the transfer agency agreement to the extent that a person other than you is serving thereunder as the Registrant's transfer agent), (i) provide supervision of all aspects of each Fund's operations not referred to in paragraph (a) above; (ii) provide each Fund with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Fund; (iii) arrange for, at the Registrant's expense, (A) the preparation for each Fund of all required tax returns,
         (B) the preparation and submission of reports to existing shareholders and (C) the periodic updating of the Fund's prospectuses and statements of additional information and the preparation of reports filed with the Securities and Exchange Commission and other regulatory authorities;
         (iv) maintain all of the Funds' records; and (v) provide the Funds with adequate office space and all necessary office equipment and services including telephone service, heat, utilities, stationery supplies and similar items.

         (c) You will also provide to the Registrant's Trustees such periodic and special reports as the Trustees may reasonably request. You shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Registrant or the Funds in any way or otherwise be deemed an agent of the Registrant or the Funds.

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         (d) You will maintain all books and records with respect to the Funds'
         securities transactions required by sub-paragraphs (b)(5), (6), (7),
         (9) and (10) and paragraph (f) of Rule 31a-1 under the 1940 Act (other than those records being maintained by the Funds' custodian or transfer agent) and preserve such records for the periods prescribed therefor by Rule 31a-2 of the 1940 Act. You will also provide to the Registrant's Trustees such periodic and special reports as the Board may reasonably request.

         (e) You will notify the Registrant of any change in your membership within a reasonable time after such change.

         (f) Your services hereunder are not deemed exclusive and you shall be free to render similar services to others.

4. Allocation of Charges and Expenses. You will pay all costs incurred by you in connection with the performance of your duties under paragraph 3. You will pay the compensation and expenses of all personnel of yours and will make available, without expense to the Funds, the services of such of your partners, officers and employees as may duly be elected officers or Trustees of the Registrant, subject to their individual consent to serve and to any limitations imposed by law. You will not be required to pay any expenses of any Fund other than those specifically allocated to you in this paragraph 4. In particular, but without limiting the generality of the foregoing, you will not be required to pay: (a) organization expenses of the Funds; (b) fees and expenses incurred by the Funds in connection with membership in investment company organizations; (c) brokers' commissions; (d) payment for portfolio pricing services to a pricing agent, if any; (e) legal, auditing or accounting expenses (including an allocable portion of the cost of your employees rendering legal and accounting services to the Funds); (f) taxes or governmental fees; (g) the fees and expenses of the transfer agent of the Registrant; (h) the cost of preparing stock certificates or any other expenses, including clerical expenses of issue, redemption or repurchase of Shares of the Funds; (i) the expenses of and fees for registering or qualifying Shares for sale and of maintaining the registration of the Funds and registering the Registrant as a broker or a dealer; (j) the fees and expenses of Trustees of the Registrant who are not affiliated with you; (k) the cost of preparing and distributing reports and notices to shareholders, the Securities and Exchange Commission and other regulatory authorities; (l) the fees or disbursements of custodians of each Fund's assets, including expenses incurred in the performance of any obligations enumerated by the Declaration of Trust or By-Laws of the Registrant insofar as they govern agreements with any such custodian; or (m) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Fund's business. You shall not be required to pay expenses of activities which are primarily intended to result in sales of Shares of the Funds.

5. Compensation of the Manager.

         (a) For all services to be rendered and payments made as provided in paragraphs 3 and 4 hereof, the Registrant on behalf of each Fund will pay you each month a fee at an annual rate equal to the percentage of the average daily net assets of the Fund set forth with respect to such Fund on Annex A. The "average daily net assets" of a Fund shall be determined on the basis set forth in the Fund's prospectus(es) or otherwise consistent with the 1940 Act and the regulations promulgated thereunder.

         (b) In addition to the foregoing, you may from time to time agree not to impose all or a portion of your fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse a Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by you. Any such fee reduction or undertaking may be discontinued or modified by you at any time.

6. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Funds, neither you nor any of your partners, officers or employees will act as a principal, except as otherwise permitted by the 1940 Act. You or your agent (or one or more sub-advisers or their agents) shall arrange for the placing of all orders for the purchase and sale of portfolio securities for each Fund's account with brokers or dealers (including Goldman, Sachs & Co.) selected by you (or them). In the selection of such brokers or dealers (including Goldman, Sachs & Co.) and the placing of such orders, you are directed at all times to seek for the Funds the most favorable execution and net price available. It is also understood that it is desirable for the Funds that you have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to a Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, you are authorized to place orders for the purchase and sale of securities for the Funds with such brokers, subject to review by the Registrant's Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to you in connection with your services to other clients. If any occasion should arise in which you give any advice to your clients concerning the Shares of the Funds, you will act solely as investment counsel for such clients and not in any way on behalf of any Fund. You may, on occasions when you deem the purchase or sale of a security to be in the best interests of a Fund as well as your other customers (including any other Series or any other investment company or advisory account for which you or any of your affiliates acts as an investment adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by you in the manner you consider to be the most equitable and consistent with your fiduciary obligations to the Fund and to such other customers.

7. Limitation of Liability of Manager and Fund. You shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by you of your obligations and duties under this Agreement. Any person, even though also employed by you, who may be or become an employee of and paid by the Registrant or the Funds shall be deemed, when acting within the scope of his employment by the Funds, to be acting in such employment solely for the Funds and not as your employee or agent. A Fund shall not be liable for any claims against any other Fund or Series of the Registrant.

8. Duration and Termination of this Agreement. This Agreement shall remain in force as to each Fund until June 30, 2006 and shall continue for periods of one year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Registrant and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such approval and (b) by a vote of a majority of the Trustees of the Registrant or of a majority of the outstanding voting securities of such Fund. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder. This Agreement may, on 60 days written notice to the other party, be terminated in its entirety or as to a particular Fund at any time without the payment of any penalty, by the Trustees of the Registrant, by vote of a majority of the outstanding voting securities of a Fund, or by you. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "interested person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

9. Amendment of this Agreement. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No amendment of this Agreement shall be effective as to a Fund until approved by vote of the holders of a majority of the outstanding voting securities of such Fund and by a majority of the Trustees of the Registrant, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Registrant and have no financial interest in this Agreement, cast in person at a meeting called for the purpose of voting on such amendment. Notwithstanding the foregoing, this Agreement may be amended at any time to add to a new Fund to Annex A, or for any other reason permitted by the 1940 Act and the regulations and interpretations thereunder, provided such amendment is approved by a majority of the Trustees of the Registrant, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Registrant and have no financial interest in this Agreement. This paragraph does not apply to any agreement described in paragraph 5(b) hereof, which shall be effective during the period you specify in a prospectus, sticker, or other document made available to current or prospective shareholders.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of placeStateNew York.

11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The name Goldman Sachs Variable Insurance Trust is the designation of the Trustees for the time being under an Agreement and Declaration of Trust dated September 16, 1997 as amended from time to time, and all persons dealing with the Trust or a Fund must look solely to the property of the Trust or such Fund for the enforcement of any claims as none of the Trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of the Trust.

         If you are in agreement with the foregoing, please sign the form of acceptance on the Registrant counterpart of this letter and return such counterpart to the Registrant, whereupon this letter shall become a binding contract.


Yours very truly,

                                          GOLDMAN SACHS VARIABLE INSURANCE TRUST



                                        By:___/s/ Kaysie Uniacke________________
                                                     Name: Kaysie Uniacke
                                                     Position:  President


The foregoing Agreement is hereby accepted as of the date thereof.


                                            GOLDMAN SACHS ASSET MANAGEMENT, L.P.






                           By: ___/s/ Howard B. Surloff___
                                    Name: Howard B. Surloff
                           Position: Managing Director

                                                      Annex A


Goldman Sachs Asset Management L.P. will provide the services provided for in the attached Management Agreement to the Fund listed below for the annual fee rates indicated.


Name of Fund                                            Annual Fee Rate

Goldman Sachs Equity Index Fund                               0.30%

The final executed version of the Management Agreement between Goldman Sachs Variable Insurance Trust and Goldman
Sachs Asset Management L.P. on behalf of the Growth Opportunities Fund, Government Income Fund, Core Fixed
Income Fund and Money Market Fund

                                                     Annex A
                                 August 5, 2005

The division of investment adviser and administrator services and the compensation for such services shall be as follows:


Goldman Sachs Asset Management                        Annual Rate (%)

Goldman Sachs Growth and Income Fund                          0.54
Goldman Sachs Mid Cap Value Fund                     080
Goldman Sachs CORE Small Cap Equity Fund             0.75
Goldman Sachs CORE country-regionplaceU.S. Equity Fund        0.65
Goldman Sachs Capital Growth Fund                    0.75
Goldman Sachs Growth Opportunities Fund                       1.00

Goldman Sachs Asset Management International

Goldman Sachs International Equity Fund                       1.00

Goldman Sachs Fixed Income and Money Market Funds:

Goldman Sachs Government Income Fund            0.54
Goldman Sachs Core Fixed Income Fund                             0.40
Goldman Sachs Money Market Fund                                  0.35



GOLDMAN SACHS VARIABLE INSURANCE TRUST


By: _/s/ Kaysie Uniacke______
    President of the Registrant


GOLDMAN SACHS ASSET MANAGEMENT, L.P.
an affiliate of Goldman, Sachs & Co.


By:  /s/ Howard B. Surloff__
    Managing Director


GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL, an affiliate of Goldman, Sachs & Co.



By:  Howard B. Surloff______
    Managing Director